Exhibit 99.1

Investor Relations Contact:

Michael Picariello

CommVault

732-728-5380

ir@commvault.com

CommVault Announces Second Quarter Fiscal 2012 Financial Results

CommVault Reports Record Quarterly Revenues of $97.5 million

Second Quarter Fiscal 2012 Highlights Include:

Second Quarter

GAAP Results:
Revenues	$97.5 million
Income from Operations (EBIT)	$13.1 million
EBIT Margin	13.4%
Diluted Earnings Per Share	$0.17

Non-GAAP Results:
Income from Operations (EBIT)	$17.7 million
EBIT Margin	18.2%
Diluted Earnings Per Share	$0.24

OCEANPORT, N.J. – November 1, 2011 – CommVault [NASDAQ: CVLT] today announced its financial results for the second quarter ended September 30, 2011.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We continued our strong start to fiscal year 2012 with an excellent second quarter which was highlighted by year over year total revenue growth of 30%, software revenue growth of 34% and non-GAAP EBIT growth of 37%. Our 34% year over year growth in software revenue was driven by a combination of strong sales execution and increasing customer demand for our Simpana 9 software. We continue to win new business and strengthen relationships with enterprise customers who work collaboratively with CommVault to enable them to reduce costs and improve operational efficiencies. In the first half of fiscal 2012, we were able to accelerate revenues and improve operating margins due to the strength of our products and services offerings, good underlying market demand and our increasing distribution leverage. The progress we made in our business in the first half of fiscal 2012 should provide a good foundation for growth as we move into the second half of the fiscal year.”

Total revenues for the second quarter of fiscal 2012 were $97.5 million, an increase of 30% over the second quarter of fiscal 2011 and an increase of 6% over the prior quarter. Software revenue in the second quarter of fiscal 2012 was $47.8 million, an increase of 34% year-over-year and 9% sequentially. Services revenue in the second quarter of fiscal 2012 was $49.6 million, increases of 26% year-over-year and 4% sequentially.

Income from operations (EBIT) was $13.1 million for the second quarter, a 42% increase from $9.2 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 37% to $17.7 million in the second quarter of fiscal 2012 compared to $12.9 million in the second quarter of the prior year. On a sequential basis, Non-GAAP income from operations (EBIT) increased 16% in the second quarter of fiscal 2012.

For the second quarter of fiscal 2012, CommVault reported net income of $7.9 million, an increase of $2.5 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 33% to $11.4 million, or $0.24 per diluted share, from $8.6 million, or $0.19 per diluted share, in the same period of the prior year.

Operating cash flow totaled $11.1 million for the second quarter of fiscal 2012 compared to $7.5 million in the second quarter of fiscal 2011. Total cash and short-term investments were $219.9 million as of September 30, 2011 compared to $218.3 million as of March 31, 2011.

During the second quarter of fiscal 2012, CommVault repurchased $45.6 million of common stock (1.32 million shares) under its share repurchase program. On October 27, 2011, the Board of Directors authorized a $50.0 million increase to the existing stock repurchase program and extended the expiration of the stock repurchase program to March 31, 2013. As of November 1, 2011, CommVault has repurchased $117.2 million of common stock (5.74 million shares). With the additional $50.0 million authorized by the Board of Directors, there is $52.8 million remaining in the repurchase program.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•

On September 26, 2011, CommVault announced that it has been named a winner of the Midsize Enterprise Summit West 2011 Innovation Awards in the categories of “Best Midmarket Solution, Software” and “Best Midmarket Solution, Services.” CommVault was honored among a field of top IT vendors and services providers.

•

On September 21, 2011, CommVault announced that its CommVault® Simpana® 9 software has been named the winner of the Deduplication Product of the Year in Storage Magazine’s 2011 Storage Awards (Storries VIII).

•

On August 17, 2011, CommVault announced that it introduced a new Service Provider Partner component of its North American PartnerAdvantage program, designed specifically to assist MSPs in streamlining the deployment and management of cloud-based services. With enhanced tools, marketing and training support, CommVault’s new PartnerAdvantage Service Provider program assists MSPs in driving high-margin revenue from managed data protection services while ensuring uptime for customers.

Use of Non-GAAP Financial Measures

CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 36% in fiscal 2012 and 34% in fiscal 2011.

CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the six months ended September 30, 2011 was 36% and the GAAP tax rate for the six months ended September 30, 2010 was 32%. On an annual basis, the GAAP tax rate over the past five fiscal years was 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate over the past three fiscal years is estimated to be 11% for fiscal 2011, approximately 10% for fiscal 2010 and approximately 13% for fiscal 2009. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate in fiscal 2012. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 34% in fiscal 2011 and 36% in fiscal 2012 and anticipates that it will measure itself to a non-GAAP tax rate of 38% in fiscal 2013. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information

CommVault will host a conference call today, November 1, 2011, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 866-203-2528 (domestic) or 617-213-8847 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.

About CommVault

A singular vision – a belief in a better way to address current and future data and information management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software modules were designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Backup, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.

©1999-2011 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, SnapProtect, Recovery Director, CommServe, CommCell, ROMS, and CommValue are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010

Revenues:
Software	$47,825	$35,758	$91,626	$64,053
Services	49,633	39,468	97,359	77,473

Total revenues	97,458	75,226	188,985	141,526

Cost of revenues:
Software	639	602	1,256	1,158
Services	12,435	8,915	23,861	17,879

Total cost of revenues	13,074	9,517	25,117	19,037

Gross margin	84,384	65,709	163,868	122,489

Operating expenses:
Sales and marketing	51,224	38,559	100,982	74,385
Research and development	9,591	8,615	18,862	17,255
General and administrative	9,389	8,392	18,806	16,141
Depreciation and amortization	1,099	913	2,124	1,808

Income from operations	13,081	9,230	23,094	12,900
Interest expense	(27)	(26)	(53)	(53)
Interest income	158	154	323	273

Income before income taxes	13,212	9,358	23,364	13,120
Income tax expense	5,313	3,939	8,426	4,203

Net income	$7,899	$5,419	$14,938	$8,917

Net income per common share:
Basic	$0.18	$0.13	$0.34	$0.21

Diluted	$0.17	$0.12	$0.32	$0.19

Weighted average common shares outstanding:
Basic	43,942	42,911	44,056	43,039

Diluted	46,875	45,701	47,085	45,928

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2011	March 31, 2011
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$216,744	$217,170
Short-term investments	3,146	1,150
Trade accounts receivable, net	69,141	73,891
Prepaid expenses and other current assets	9,395	8,476
Deferred tax assets, net	12,788	12,043

Total current assets	311,214	312,730

Deferred tax assets, net	21,716	21,736
Property and equipment, net	7,524	6,400
Other assets	4,097	1,633

Total assets	$344,551	$342,499

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,171	$1,658
Accrued liabilities	35,065	33,475
Deferred revenue	107,047	98,217

Total current liabilities	144,283	133,350

Deferred revenue, less current portion	17,325	14,695
Other liabilities	7,469	6,324

Total stockholders’ equity	175,474	188,130

Total liabilities and stockholders’ equity	$344,551	$342,499

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended September 30,
	2011	2010

Cash flows from operating activities
Net income	$14,938	$8,917
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,197	1,867
Noncash stock-based compensation	8,815	6,960
Excess tax benefits from stock-based compensation	(3,314)	(2,972)
Deferred income taxes	(2,007)	(1,426)

Changes in operating assets and liabilities:
Trade accounts receivable	3,675	6,016
Prepaid expenses and other current assets	(998)	(2,316)
Other assets	(2,532)	(379)
Accounts payable	537	128
Accrued liabilities	6,886	2,994
Deferred revenue	13,266	4,448
Other liabilities	688	(786)

Net cash provided by operating activities	42,151	23,451

Cash flows from investing activities
Purchase of short-term investments	(3,146)	(2,751)
Proceeds from maturity of short-term investments	1,150	1,851
Purchase of property and equipment	(2,897)	(1,801)

Net cash used in investing activities	(4,893)	(2,701)

Cash flows from financing activities
Repurchase of common stock	(45,639)	(31,506)
Proceeds from the exercise of stock options	6,389	9,845
Excess tax benefits from stock-based compensation	3,314	2,972

Net cash used in financing activities	(35,936)	(18,689)

Effects of exchange rate — changes in cash	(1,748)	1,279

Net increase (decrease) in cash and cash equivalents	(426)	3,340
Cash and cash equivalents at beginning of period	217,170	169,518

Cash and cash equivalents at end of period	$216,744	$172,858

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010

Non-GAAP financial measures and reconciliation:
GAAP income from operations	$13,081	$9,230	$23,094	$12,900
Noncash stock-based compensation (1)	4,364	3,375	8,815	6,960
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	252	289	1,002	630

Non-GAAP income from operations	$17,697	$12,894	$32,911	$20,490

GAAP net income	$7,899	$5,419	$14,938	$8,917
Noncash stock-based compensation (1)	4,364	3,375	8,815	6,960
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	252	289	1,002	630
Non-GAAP provision for income taxes adjustment (3)	(1,105)	(488)	(3,519)	(2,838)

Non-GAAP net income	$11,410	$8,595	$21,236	$13,669

Diluted weighted average shares outstanding	46,875	45,701	47,085	45,928

Non-GAAP diluted net income per share	$0.24	$0.19	$0.45	$0.30

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010

Cost of services revenue	$99	$73	$201	$174
Sales and marketing	2,166	1,555	4,259	3,154
Research and development	442	351	917	758
General and administrative	1,657	1,396	3,438	2,874

Stock-based compensation expense	$4,364	$3,375	$8,815	$6,960

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 36% in fiscal 2012 and 34% in fiscal 2011.